Exhibit 10.4

STOCK APPRECIATION RIGHTS AGREEMENT

Participant:

Grant Date:

Number of SARs:

Exercise Price per SAR:

Expiration Date:

THIS STOCK APPRECIATION RIGHTS AGREEMENT (the “Agreement”) is entered into as of the Grant Date set forth above by and between Agilysys, Inc., an Ohio corporation (the “Company”), and the Participant set forth above (“you” or the “Participant”).

1.Award.  Effective as of the Grant Date set forth above, the Company grants to you stock appreciation rights (the “SARs”) that entitle you to receive, upon exercise, an amount equal to the excess of (a) the Fair Market Value of a Common Share on the date of exercise, over (b) the Exercise Price (the excess, the “Appreciation Value”) with respect to a target number of Common Shares. The number of SARs that the Participant actually earns for the Performance Period will be determined by the level of achievement of the Performance Goals in accordance with Exhibit A attached hereto.  These SARs are subject to the Agilysys, Inc. 2020 Equity Incentive Plan, as amended from time to time (the “Plan”), and is subject to the terms and conditions set forth in this Agreement.

2.Term.  The term of the SAR shall expire on the Expiration Date set forth above, and these SARs shall expire at the close of regular business hours at the Company’s principal office on the Expiration Date, or, if earlier, on the applicable expiration date provided for in Sections 4 and 5 hereof.

3.Performance Goals.  The number of SARs earned by the Participant will be determined at the end of the Performance Period based on the level of achievement of the Performance Goals in accordance with Exhibit A.  All determinations of whether Performance Goals have been achieved, the number of SARs earned by the Participant, and all other matters related to this Section 3 shall be made by the Committee in its sole discretion.  Promptly following the completion of the Performance Period (and no later than 30 days following the end of the Performance Period), the Committee will review and certify in writing (a) whether and to what extent the Performance Goals for the Performance Period have been achieved, and (b) the number of SARs that the Participant shall earn, if any, subject to compliance with the requirements of Section 4.  Such certification shall be final, conclusive and binding on the Participant and on all other Persons, to the maximum extent permitted by Applicable Laws.

4.Vesting.  The SARs are subject to forfeiture until they vest.  Except as otherwise provided herein, the SARs will vest and become nonforfeitable on the day after the achievement of the minimum threshold Performance Goals for payout set forth in Exhibit A hereto, subject to the Participant’s Continuous Service through such vesting date.  The number of SARs that vest and become payable under this Agreement shall be determined by the Committee based on the level of achievement of the Performance Goals set forth in Exhibit A and shall be rounded to the nearest whole SAR.

5.Exercisability.

(a)To the extent that SARs have become exercisable with respect to a number of Common Shares, you may thereafter exercise the SARs either as to all or any part of such Common Shares at any time or from time-to-time prior to expiration or other termination of the SAR.  Except as provided in Sections 4 and 5, the SARs may not be exercised at any time unless you are an Employee at such time.

(b)If your Continuous Service is terminated by reason of your Retirement, all previously earned and vested SARs shall remain exercisable and your right to exercise vested SARs shall terminate upon the earlier of (i) the date that is three months following your Retirement or (ii) the Expiration Date.

(c)If your Continuous Service is terminated due to your Disability, the Participant shall be deemed to have earned and vested on such date in a pro rata portion of the Target Number of SARs calculated by multiplying the Target Number of SARs by a fraction, the numerator of which equals the number of days that the Participant was employed during the Performance Period and the denominator of which equals the total number of days in the Performance Period.  Your right to exercise the SARs shall terminate upon the earlier of (i) the date that is one year from the date of such termination or (ii) the Expiration Date.

(d)If your Continuous Service is terminated for Cause, the SARs (whether earned or not, vested or unvested) shall immediately terminate and cease to be exercisable.

(e)If your Continuous Service is terminated for any reason other than Cause, your death, Disability, or Retirement, the SARs may be exercised only to the extent of the exercise rights, if any, which had accrued as of the date of such termination pursuant to Section 3 hereof and which have not theretofore been exercised.  Upon any termination of Continuous Service, such accrued exercise rights shall in any event terminate upon the earlier of (i) the date that is 90 days from the termination of Continuous Service or (ii) the Expiration Date.

(f)Nothing contained in this Agreement shall confer upon you any right to continue in the employ of the Company or any of its Subsidiaries, or to limit or interfere in any way with the right of the Company or any such Subsidiary to terminate your employment at any time, with or without cause.

6.Death of Participant.  If your Continuous Service terminates as a result of your death while an Employee, you will be deemed to have earned and vested on such date in a pro rata portion of the Target Number of SARs calculated by multiplying the Target Number of SARs by a fraction, the numerator of which equals the number of days that the Participant was employed during the Performance Period and the denominator of which equals the total number of days in the Performance Period.  As a result of your death, such person or persons as shall have acquired, by will or by the laws of descent and distribution, the right to exercise the SARs (the “Personal Representative”) shall be entitled to exercise the SARs as to all of the Common Shares then subject to the SARs.  Such exercise rights shall terminate upon the earlier of (a) the date one year from the date of your death or (b) the Expiration Date.  If, after Retirement, you die prior to the Expiration Date, the Personal Representative shall be entitled to exercise all unexercised SARs, and such SARs shall remain exercisable, for the greater of the remainder of the exercise period described in Section 5(b) above or one year from the date of your death, but in no event shall the SARs be exercisable after the Expiration Date.  If you die during the one-year period commencing on the date of your termination of Continuous Service due to your Disability, the Personal Representative shall be entitled to exercise the SARs, and such SARs shall remain exercisable until one year from the date of such death, but in no event shall the SARs be exercisable after the Expiration Date.

7.Change in Control.

(a)In the event of a Change in Control, notwithstanding any provision of the Plan or this Agreement to the contrary, the Target Number of SARs shall become vested and exercisable if the per share consideration payable in connection with the Change in Control is equal to or greater than $45 per share contingent on your Continuous Service through the end of the 12 month period beginning on the date of the Change in Control, and at the end of such 12 month period, the Company will pay to the Participant a lump sum cash amount equal to the Appreciation Value of the SARs based upon the price per Common Share received by other shareholders of the Company in the Change in Control.  In the event of a Change in Control in which the per share consideration payable is less than $45 per share, then a portion of the Target Number of SARs will vest and become exercisable calculated by multiplying the Target Number of SARs by a fraction, the numerator of which is the Exercise Price per SAR and the denominator of which is the per share consideration payable on a Change in Control contingent on your Continuous Service through the end of the 12 month period beginning on the date of the Change in Control, and at the end of such 12 month period, the Company will pay to the Participant a lump sum cash amount equal to the Appreciation Value of such proportionate SARs based upon the price per Common Share received by other shareholders of the Company in the Change in Control.  Notwithstanding the foregoing, if the Participant’s Continuous Service is terminated by the Company for any reason other than Cause, or by your death or Disability, during the 12 month period beginning on the date of the Change in Control, the Target Number of SARs, or the proportionate amount of SARs in the event of a Change in Control in which the per share consideration payable is less than $45 per share,  shall become immediately vested and exercisable, and upon such event the Company will pay to the Participant the Appreciation Value of the SARs vesting pursuant to this Section 7(a) based upon the price per Common Share received by other shareholders of the Company in the Change in Control.  Any SARs which do not vest upon a Change in Control pursuant to this Section 7(a) shall terminate effective as of the date of the Change in Control without any consideration payable therefor.

(b)In the event of a Change in Control, the Committee may, in its discretion and upon at least 10 days’ advance notice to the Participant, cancel the SARs and pay to the Participant the Appreciation Value of the SARs based upon the price per Common Share received or to be received by other shareholders of the Company in the Change in Control.  Notwithstanding the foregoing, if at the time of a Change in Control, the Exercise Price of the SAR equals or exceeds the price paid for a Common Share in connection with the Change in Control, the Committee may cancel the SAR without the payment of consideration therefor.

8.Waiver of Terms and Conditions. The Committee has the power and authority to waive or accelerate the vesting provisions of the SARs, or to waive or modify the other terms and conditions of and restrictions and limitations on the SARs, provided such waiver or modification is not (a) materially detrimental to you, nor (b) inconsistent with the terms of the Plan and any employment agreement with you then in effect.

9.Method of Exercise.  The SARs may be exercised, in whole or in part, by delivery to the Legal Department of the Company a completed notice of exercise in the form prescribed by the Legal Department (obtainable from the Secretary of the Company) by or on behalf of the person entitled to exercise the SARs, setting forth the number of Common Shares with respect to which SARs are being exercised.  SARs will be settled in the Company’s Common Shares, net of the Exercise Price and any elected tax withholding pursuant to Section 10(b).

10.Withholding; Tax Liability.  Prior to the settlement of the SARs in connection with the exercise of the SARs, the Participant must make arrangements satisfactory to the Company to pay or provide for any applicable federal, state and local withholding obligations of the Company.  The Committee may permit the Participant to satisfy any federal, state or local tax withholding obligation by any of the following means, or by a combination of any such means: (a) tendering a cash payment; or (b) authorizing the Company to withhold Common Shares otherwise issuable or deliverable to the Participant as a result of the exercise of the SARs, provided, however, that no Common Shares shall be withheld with a value exceeding the maximum amount of tax required to be withheld by Applicable Law.  Notwithstanding any action the Company takes with respect to any or all income tax, social insurance, payroll tax, or other tax-related withholding (“Tax-Related Items”), the ultimate liability for all Tax-Related Items is and remains the Participant’s responsibility and the Company (x) makes no representations or undertakings regarding the treatment of any Tax-Related Items in connection with the grant, vesting or exercise of the SARs and (y) does not commit to structure the SARs to reduce or eliminate the Participant’s liability for Tax-Related Items.

11.Issuance of Shares.  Upon receipt by the Company prior to expiration of the SARs of a duly completed notice of exercise and, with respect to any SARs exercised by any person other than you, by proof satisfactory to the Committee of the right of such person to exercise the SARs, the Company shall cause its transfer agent to enter in its books and records on your behalf the net number of Shares derived after accounting for the Exercise Price and any required tax withholding, if so elected.  You or such other person exercising the SARs shall not have any of the rights of a shareholder with respect to the Shares covered by the SARs until such Shares are book-entered on behalf of you or such other person exercising the SAR.

12.Regulatory Compliance.  You agree that the Company shall not be obligated to issue any Shares upon exercise of the SARs if such issuance would cause the Company to violate any federal or state law or any rule, regulation, order or consent decree of any regulatory authority (including without limitation the Securities and Exchange Commission and the Nasdaq Stock Market) having jurisdiction over the affairs of the Company.  You agree that you will provide the Company with such information as is reasonably requested by the Company or its counsel to determine whether the issuance of Shares complies with the provisions of this section.

13.Investment Representation.

(a)You represent to the Company that you understand that, unless at the time of exercise of the SARs a registration statement under the Securities Act is in effect covering the Shares, as a condition to the exercise of the SARs, the Company may require you to represent that you are acquiring the Shares for your own account only and not with a view to, or for sale in connection with, any distribution of the Shares.

(b)You understand and agrees that the certificate or certificates representing any Shares acquired hereunder may bear an appropriate legend relating to registration and resale under federal and state securities laws.

14.Notices.  All notices or other communications relating to the Plan and this Agreement as it relates to you shall be in writing, shall be deemed to have been made if personally delivered in return for a receipt or, if mailed, by regular U.S. mail, postage prepaid, by the Company to you at your address then on file with the Company.  You are responsible for notifying the Company of a change in your address.

15.Governing Law.  Except as may otherwise be provided in the Plan, this Agreement will be governed by, construed and enforced in accordance with the internal laws of the State of Ohio without giving effect to its conflict of laws principles.

16.Amendment.  The Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate this Agreement.  However, no such action may be inconsistent with the terms of the Plan or materially and adversely affect your rights without your written consent.  Notwithstanding the foregoing, the Company may, after consulting with you, unilaterally amend this Agreement to comply with law, preserve favorable tax effects or avoid unfavorable tax effects for either of the parties.

17. Effect of Waiver.  Any waiver of any term, condition or breach thereof will not be a waiver of any other term or condition or of the same term or condition for the future, or of any subsequent breach.

18.Severability.  In the event of the invalidity of any part or provision of the Plan or this Agreement, such invalidity will not affect the enforceability of any other part or provision of the Plan or this Agreement, and each provision of the Plan and this Agreement shall be severable and enforceable to the extent permitted by law.

19.Successors and Legal Representatives.  This Agreement will bind and inure to the benefit of the Company and you and its and your respective beneficiaries, heirs, legatees, executors, administrators, estates, successors, assigns, legal representatives, guardians and caretakers.

20.Transferability.  The SARs shall not be transferable by you other than by will or the laws of descent and distribution, and the SARs may be exercised during your lifetime only by you (or such other person as may be permitted to exercise SARs on your behalf). No assignment or transfer of the SARS, or the rights represented thereby, whether voluntary or involuntary, by operation of law or otherwise (except to a designated beneficiary upon death by will or the laws of descent and distribution) will vest in the assignee or transferee any interest or right herein whatsoever, but immediately upon such assignment or transfer the SARs will terminate and become of no further effect.

21.No Further Liability.  The liability of the Company, its affiliates and the Committee under or in connection with this Agreement is limited to the obligations set forth herein and no terms or provisions of this Agreement shall be construed to impose any liability on the Company, its affiliates, the Committee or their directors and employees in favor of any person or entity with respect to any loss, cost, tax or expense which the person or entity may incur in connection with or arising from any transaction related to this Agreement.  No third-party beneficiaries are intended.

22.No Impact on Other Benefits.  The value of the Participant’s SARs is not part of your normal or expected compensation for purposes of calculating any severance, retirement, welfare, insurance or similar employee benefit.

23.Recoupment Right.  You acknowledge that if the Board or the Committee determines that the Company’s financials are restated due directly or indirectly to the fraud, ethical misconduct, intentional misconduct or a breach of fiduciary duty by you, the Board or Committee shall have sole discretion to take such actions, as permitted by law, as it deems necessary to cancel the SAR and to recover all or a portion of any gains realized in respect of the SAR, provided such recovery cannot extend back more than three years.

24.Section 409A.  The Plan and this Agreement are intended to comply with Section 409A of the Code to the extent subject thereto.  The Company reserves the right to unilaterally amend or modify the Plan or this Agreement, to the extent the Company considers it necessary or advisable, in its sole discretion, to comply with, or to ensure that the SARs granted hereunder are not subject to, Section 409A of the Code.

25.The Plan.  The Plan is hereby incorporated by reference and made a part of this Agreement for all purposes, and when taken together with this Agreement, shall govern the rights of you and the Company with respect to the Award.  You irrevocably agree to, and accept, the terms, conditions and restrictions of the Plan and this Agreement on your own behalf and on behalf of any beneficiaries, heirs, legatees, guardians, representatives, successors and assigns.  All capitalized terms used in this Agreement, unless otherwise defined, shall have the meaning ascribed to them under the Plan. In the event and to the extent of an express conflict or inconsistency among any of this Agreement, any written employment agreement with you then in effect, the provisions of the Plan, and any rules, regulations, and interpretations of the Plan adopted by the Committee, then the following order of priority shall control; (a) any written employment agreement then in effect, (b) the Plan, (c) any rules, regulations, and interpretations of the Plan adopted by the Committee, and (d) this Agreement; and to the extent that any other document controls this Agreement shall be deemed to be modified accordingly.

26.Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.  Counterpart signature pages to this Agreement transmitted by facsimile transmission, by electronic mail in portable document format (.pdf), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing an original signature.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement and agree to the terms hereof as of the date first above written.

Company

___________________________________

Ramesh Srinivasan

President and Chief Executive Officer

Participant

«First_Name» «Last_Name»

Exhibit 10.4

EXHIBIT A

Performance Period

The Performance Period shall commence on June 2, 2020 and end on June 30, 2023.

Performance Goals

All of the Target Number of SARs are earned if, at any time during the Performance Period, the closing price of a Common Share shall average $45 per share or higher for a period of at least ten (10) consecutive trading days (the “Price Target”).  The Price Target shall be proportionately adjusted for any stock splits, reverse stock splits or stock dividends of the Common Shares in accordance with the terms of the Plan.  The Committee reserves the right to adjust the Performance Goals in the event of or in response to the occurrence of unusual or infrequent items.